As filed with the Securities and Exchange Commission on May 11, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rain Oncology Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	82-1130967 (I.R.S. Employer Identification No.)

8000 Jarvis Avenue, Suite 204

Newark, CA 94560

(Address of Principal Executive Offices, Zip Code)

Rain Oncology Inc. 2021 Equity Incentive Plan

Rain Oncology Inc. 2021 Employee Stock Purchase Plan

(Full title of the plan)

Avanish Vellanki

Chief Executive Officer

Rain Oncology Inc.

8000 Jarvis Avenue, Suite 204

Newark, CA 94560

(510) 953-5559

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr Branden C. Berns Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, CA 94105-0921 (415) 393-8373

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers 1,451,611 additional shares of common stock, par value $0.001 per share (“Common Stock”) of Rain Oncology Inc. (the “Registrant”) to be issued pursuant to the Rain Oncology Inc. 2021 Equity Incentive Plan and 362,902 additional shares of Common Stock to be issued pursuant to the Rain Oncology Inc. 2021 Employee Stock Purchase Plan. The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2021 (SEC File No. 333-255548) and on May 6, 2022 (SEC File No. 333-264753), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statements.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 27, 2021 (SEC File No. 001-40356)).
4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 29, 2022 (SEC File No. 001-40356)).
4.3	Second Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 22, 2023 (SEC File No. 001-40356)).
4.4	Form of Common Stock Certificate of the Registrant (incorporated by reference from Exhibit 4.1 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed on April 9, 2021 (SEC File No. 333-254998)).
5.1*	Opinion of Gibson, Dunn & Crutcher LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
99.1	2021 Equity Incentive Plan (incorporated by reference from Exhibit 10.3 of the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed on April 19, 2021 (SEC File No. 333-254998)).
99.2	First Amendment to 2021 Equity Incentive Plan (incorporated by reference from Exhibit 10.13 of the Registrant’s Annual Report on Form 10-K filed on March 9, 2023 (SEC File No. 001-40356)).
99.3	2021 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.4 of the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed on April 19, 2021 (SEC File No. 333-254998)).
99.4	First Amendment to 2021 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.15 of the Registrant’s Annual Report on Form 10-K filed on March 9, 2023 (SEC File No. 001-40356)).
107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on May 11, 2023.

Rain Oncology Inc.

By:	/s/ Avanish Vellanki
Name:	Avanish Vellanki
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Avanish Vellanki, Nelson Cabatuan and Erik Atkisson, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/Avanish Vellanki	Chairman and Chief Executive Officer	May 11, 2023
Avanish Vellanki	(principal executive officer)

/s/ Nelson Cabatuan	Senior Vice President of Finance and Operations	May 11, 2023
Nelson Cabatuan	(principal financial and accounting officer)

/s/ Franklin M. Berger	Director	May 11, 2023
Franklin M. Berger

/s/ Aaron Davis	Director	May 11, 2023
Aaron Davis

/s/ Gorjan Hrustanovic, Ph.D.	Director	May 11, 2023
Gorjan Hrustanovic, Ph.D.

/s/ Tran Nguyen	Director	May 11, 2023
Tran Nguyen

/s/ Peter Radovich	Director	May 11, 2023
Peter Radovich

/s/ Stefani Wolff	Director	May 11, 2023
Stefani Wolff

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